UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

In re: Case No. 3:16-bk-2230-PMG

RMS Titanic, Inc., et al., (Jointly Administered)

Debtors. Chapter 11

ORDER ON STATUS CONFERENCE

THIS CASE came before the Court on July 25, 2018, for a Status Conference.

The purpose of the Status Conference was to determine an orderly process to consider (1) the Debtors' Motion for Approval of Competitive Bidding Procedures and Asset Purchase Agreement, (2) the Official Committee of Equity Security Holders' Chapter 11 Plan and Disclosure Statement, and (3) the Official Committee of Unsecured Creditors' Chapter 11 Plan and Disclosure Statement. (Docs. 1044, 1045, 1055, 1084, 1085).

The Court has evaluated the parties' positions, and will conduct a hearing on August 30, 2018, at 1:30 p.m. to consider the Competitive Bidding Procedures proposed by the Debtor, and the adequacy of the Disclosure Statements filed by the Equity Holders' Committee and the Unsecured Creditors' Committee.

Additionally, at the Status Conference, the parties raised a number of issues that the Court addresses with the following general principles:

A. The Chapter 11 plan process is governed by the Bankruptcy Code.

First, the Bankruptcy Code provides an established process for confirmation of a Chapter 11 Plan.

Generally, the framework of Chapter 11 requires (1) the disclosure of adequate information to those parties who are entitled to accept or reject a Chapter 11 plan, (2) the satisfaction of certain minimum standards by the plan, and (3) proof at a confirmation hearing that the plan complies with the standards. In re Michelson, 141 B.R. 715, 718 (Bankr. E.D. Cal. 1992).

To this end, §1125(b) provides that a plan proponent may not solicit acceptances of a plan until a disclosure statement has been approved by the court as containing adequate information to enable creditors to make an informed judgment about the plan. 11 U.S.C. §1125(a),(b).

After a Disclosure Statement has been approved and acceptances have been solicited, the Court conducts a hearing to consider confirmation of the plan. 11 U.S.C. §1128(a)(The Court "shall hold a hearing on confirmation of a plan.").

At the confirmation hearing, the Court determines whether the plan complies (1) with §1123 of the Bankruptcy Code, which sets forth the terms that a Chapter 11 plan "shall" contain, and (2) with §1129 of the Bankruptcy Code, which sets forth the requirements that are conditions to confirmation. 11 U.S.C. §§1123, 1129.

The Chapter 11 plan process governs the administration of this case.

B. A debtor is permitted to sell substantially all of its assets prior to confirmation of a plan.

Second, a Chapter 11 debtor is permitted to sell substantially all of its assets prior to confirmation of a plan pursuant to §363(b) of the Bankruptcy Code.

> Section 1123(b)(4) of the Bankruptcy Code contemplates that sale of all or substantially all of Chapter 11 debtor's assets may be effectuated through a plan, 11 U.S.C. §1123(b)(4), but the Supreme Court of the United States has recognized that a

> Chapter 11 debtor may alternatively sell substantially all its assets pursuant to 11 U.S.C. §363(b) prior to confirmation to then be followed with the confirmation of a liquidating plan. *Florida Dept. of Revenue v. Piccadilly Cafeterias, Inc.*, 554 U.S. 33, 128 S.Ct. 2326, 2331 n.2, 171 L.Ed.2d 203 (2008).

In re Tempnology, LLC, 542 B.R. 50, 63 (Bankr. D. N.H. 2015)(Emphasis supplied). See also In re GSC, Inc., 453 B.R. 132, 155-56 (Bankr. S.D.N.Y. 2011)("In addition to a reorganization plan, a section 363(b) sale is an appropriate means of disposing of the debtor's assets," and the Court will not generally overturn the debtor's business judgment on the best means to maximize value.).

In other words, a Chapter 11 debtor may sell substantially all of its assets outside of a plan pursuant to §363(b) of the Bankruptcy Code, provided a valid business reason exists for the sale, and provided creditors receive certain substantive protections provided by the confirmation process. In re Tempnology, 542 B.R. at 65-67.

C. In this case, the preparation of a single disclosure statement for all of the proposed sales would not be efficient.

Third, in this case, the preparation of a single disclosure statement and solicitation package for all of the proposed sales would not be efficient.

Under certain circumstances, Courts have authorized the proponents of competing Chapter 11 plans to transmit a single "solicitation package" to creditors, and the package included a single ballot form which allowed the creditors to vote for any proposed plan or, if voting for multiple plans, to indicate their preference among the plans. In re Young Broadcasting, Inc., 430 B.R. 99, 109 (Bankr. S.D. N.Y. 2010).

This case, however, was filed more than two years ago, and the estate is incurring administrative expenses at a significant and possibly disproportionate rate. All parties who attended the Status

Conference appeared to agree that the continuing administrative cost of the Chapter 11 case is detrimental to the estate, and that the estate's funds may be depleted by the end of 2018.

If the Debtor and the Committees were directed to prepare a joint solicitation package, it appears likely that the case would be further delayed because of the parties' different approaches to the proposed plans. Clearly, any additional delay would create an adverse effect on the estate's finances and on the plan process.

On the other hand, the Disclosure Statements of the Equity Holders' Committee and the Unsecured Creditors' Committee are filed and ready for consideration under §1125(b) of the Bankruptcy Code. Additionally, the Debtor's Motion for Approval of Competitive Bidding Procedures and Asset Purchase Agreement is filed and pending, and may be timely heard on the same date as the Disclosure Statements.

Under these circumstances, the preparation of a single disclosure statement and solicitation package is not an efficient process to advance this case.

D. The parties should take the steps that are necessary for approval by the District Court.

Finally, the parties should take the steps that they believe are necessary for approval of the proposed sales by the District Court.

The Titanic artifacts are subject to administration by the United States District Court for the Eastern District of Virginia, and are also subject to the "Covenants and Conditions for the Future Disposition of Objects Recovered from the RMS TITANIC by RMS Titanic, Inc. Pursuant to an In Specie Salvage Award Granted by the United States District Court for the Eastern District of Virginia." (See Doc. 28, pp. 3-10).

As indicated above, the Bankruptcy Code provides an established process for confirmation of a Chapter 11 plan, and this Court will apply the Bankruptcy Code.

Because the Debtor's assets are also subject to the jurisdiction of the District Court in Virginia, the parties should move in that Court for any approvals or determinations required by the District Court to complete the proposed transactions. See, for example, In re Aqua Pesca, LLC, 2018 WL 3031085, at 4 (Bankr. D. Alaska)(A sale order directed the parties to take "such steps as are necessary or appropriate to obtain" the approval of the applicable licensing authority).

E. Conclusion

The Court has evaluated the positions presented by the parties at the Status Conference, and will conduct a hearing on August 23, 2018, to consider the Competitive Bidding Procedures proposed by the Debtor, and the adequacy of the Disclosure Statements filed by the Equity Holders' Committee and the Unsecured Creditors' Committee.

It is appropriate to schedule a single hearing on the Bidding Procedures and Disclosure Statements to enable creditors and stakeholders to make informed choices regarding the three proposals for liquidation of the Debtor's assets. See In re Landmark Park Plaza Limited Partnership, 167 B.R. 752, 758 (Bankr. D. Conn. 1994).

Accordingly:

IT IS ORDERED that:

1. The Court will conduct a hearing on **August 30, 2018, at 1:30 p.m.** in 4th Floor Courtroom A, 300 North Hogan Street, Jacksonville, Florida to consider (1) the Debtor's Motion for Approval of Competitive Bidding Procedures and Asset Purchase Agreement, (2) the adequacy of the Disclosure

Statement filed by the Official Committee of Equity Security Holders, and (3) the adequacy of the Disclosure Statement filed by the Official Committee of Unsecured Creditors.

2. To the extent necessary, notice of the hearing on the Disclosure Statements is shortened pursuant to Rule 3017(a) and Rule 9006(c) of the Federal Rules of Bankruptcy Procedure.

3. The parties are directed to comply as appropriate with the service requirements of Rule 3017 of the Federal Rules of Bankruptcy Procedure.

DATED this 2 day of August, 2018.

BY THE COURT

PAUL M. GLENN
United States Bankruptcy Judge